EXHIBIT 23.2

CONSENT

Fraser and Company
Barristers and Solicitors
1200 - 999 West Hastings Street,
Vancouver, BC, Canada
V6C 2W2
Phone (604) 669-5244
Fax (604) 669-5791

We hereby consent to the inclusion of our name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, ECP Ventures Inc.

Dated this 27th day May, 2002.

Yours truly,

FRASER AND COMPANY

By: /s/ "Ailin Wan"